                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                   FORM S-3/A

                                 Amendment No. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              EAGLE BROADBAND, INC.
               (Exact name of registrant as specified in charter)


              Texas
 (State or other jurisdiction of                    76-0494995
  incorporation or organization)       (I.R.S. Employer Identification Number)


                              101 Courageous Drive
                          League City, Texas 77573-3925
                                 (281) 538-6000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               Dr. H. Dean Cubley
                                Chairman and CEO
                              101 Courageous Drive
                          League City, Texas 77573-3925
                                 (281) 538-6000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                            Thomas C. Pritchard, Esq.
                              Cavas S. Pavri, Esq.
                           Three Riverway, Suite 1800
                              Houston, Texas 77056
                                 (713) 209-2950

     Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
  Title of each class of                          Proposed maximum            Proposed
     securities to be        Amount to be          offering price         maximum aggregate          Amount of
        registered            registered             per share              offering price        registration fee
---------------------------------------------------------------------------------------------------------------------
  $.001 par value
  common stock               4,970,216(1)              $.50                  $2,485,108               $229(2)
---------------------------------------------------------------------------------------------------------------------

(1) The shares being registered by this registration statement include, pursuant to Rule 416 of the Securities Act, an indeterminate number of additional shares that may be issued as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low prices of common stock of Eagle Broadband, Inc. on August 29, 2002, of $.50.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 30, 2002

Preliminary prospectus

                        4,970,216 SHARES OF COMMON STOCK

                              EAGLE BROADBAND, INC.

      This prospectus relates to the offer and sale of shares of our common stock by the selling stockholders listed on page 4.

      The prices at which these entities may sell these shares will be determined by the prevailing market price for shares of our common stock or in negotiated transactions. We will not receive any of the proceeds from the sale of these shares.

      Our common stock is quoted on The American Stock Exchange under the symbol "EAG." On August 29, 2002, the last sale price of our common stock as reported on The American Stock Exchange was $.50 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" ON PAGE 2 TO READ ABOUT SOME FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this prospectus is _______________, 2002.

                               PROSPECTUS SUMMARY

      This is only a summary and may not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section included elsewhere in this prospectus. In this prospectus, "we," "us," and "our" refer to Eagle Broadband, Inc., its predecessors, and its consolidated subsidiaries.


                              EAGLE BROADBAND, INC.

 OVERVIEW

      We are a worldwide supplier of telecommunications equipment, Fiber-to the-Home Services, Structured Wiring, IT Business Services, Home Security Services, and related software used by service providers in the messaging and other wireless personal communications market. These products include transmitters, receivers, controllers, software, and other equipment used in personal communications systems and radio and telephone systems. Most of our products, covering the messaging spectrum as well as specific personal communication systems, and specialized mobile radio products, have been tested and approved by the Federal Communications Commission. We provide service and support for our products, as well as consulting and research development on a contract basis. In addition, we have recently introduced a completely new line of multi-media and Internet products to the telecommunications industry, including a family of convergence set-top-box products, and market these products under the name of BroadbandMagic.

 RECENT ACQUISITIONS

      During 2000, we acquired all of the assets and assumed some liabilities of Atlantic Pacific Communications, Inc. Atlantic Pacific is primarily in the business of nationwide sales and installation of fiber optic and Internet wiring to commercial customers. During 2000, we also acquired Comtel Communications, Inc. Comtel is primarily in the business of nationwide sales and installation of fiber optic and Internet wiring to commercial customers.

      In February 2001, we merged with ClearWorks.net, Inc. with the intent of creating a company with unique product and service offerings. We believe the merger integrates wireless and broadband products and services to a wide range of customers and applications, which we expect will result in recurring revenues. The core products being offered target end-users of broadband services, which include Internet, telephone, and bundled digital services or BDS(SM). Each subscriber gives us an opportunity to create a long-term recurring revenue stream and to generate up-front product revenue by adding a number of current and future hardware and software and service products to existing customers. We have recently completed the construction of two new headend facilities (one in Houston and one in Austin, Texas) and have initiated our BDS(SM) services in seven of our thirteen gated communities that we have under long-term contracts. We have recently announced that we are constructing a new Technology Center at our League City corporate headquarters to provide advanced content aggregation and preparation services for our customers. We have recently announced that we plan to distribute and sell our content to cities and municipalities on a broad basis. We have recently announced that we have formed joint marketing and technology agreements with World Wide Packets, Path One, and SAIC as part of our overall plan to distribute and sell our content and other products on a national basis.

      In January 2002, we acquired the assets of DSS Security, Inc., and Contact Wireless, Inc. DSS Security provides security monitoring to business and residential customers. Contact Wireless sells and services mobile phones and one- and two-way messaging devices.

      Our principal executive offices are located at 101 Courageous Drive, League City, Texas 77573, and our telephone number is (281) 538-6000.

                                  RISK FACTORS

      You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known or that are currently deemed immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed.

WE HAVE A LIMITED OPERATING HISTORY AND EXPECT TO ENCOUNTER RISKS FREQUENTLY FACED BY SIMILAR COMPANIES.

      We have a limited operating history and, accordingly, are subject to all of the substantial risks inherent in the commencement of an early-stage business enterprise. Additionally, we have a limited business history that investors can analyze to aid them in making an informed judgment as to the merits of an investment in our common stock. Any investment should be considered a high-risk investment because we are an early-stage company with unforeseen costs, expenses, competition, and other problems.

OUR PRODUCTS ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND AN INABILITY ON OUR PART TO ADAPT OR ADJUST OUR TECHNOLOGY TO THESE DEVELOPMENTS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

      The design, development, and manufacturing of personal communication systems, specialized mobile radio products, and multimedia entertainment products are highly competitive and characterized by rapid technology changes. We will compete with other existing products and may compete against other development technology. Development by others of new or improved products or technologies may make our products obsolete or less competitive. While we believe that our products are based on established state-of-the-art technology, there can be no assurance that they will not be obsolete in the near future or that we will be able to develop a commercial market for our products in response to future technology advances and developments.

OUR CONVERGENT SET-TOP BOXES ARE IN THE INITIAL STAGES OF DEVELOPMENT, AND WE MAY NOT BE ABLE TO EFFECTIVELY MASS-PRODUCE OR MASS-MARKET THESE NEW PRODUCTS.

      We have developed several models of our convergent set-top box product line, and we are currently pursuing the necessary additional financing to mass-produce and market these devices. We may not be able to obtain such financing, and even if we do, we may not be able to continue to effectively mass-produce or mass-market these products.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO PROTECT OUR PROPRIETARY TECHNOLOGIES.

      We rely on non-disclosure agreements with our employees, and common law remedies with respect to our proprietary technology. There can be no assurance that others will not misappropriate our proprietary technologies or develop competitive technologies or products that could adversely affect us. In addition, although we are not aware of any infringement claims against us or any circumstances that could lead to such claims, there can be no assurance that these claims could not be made which could adversely affect our business.

      Our efforts to protect our intellectual property may cause us to become involved in costly and lengthy litigation, which could seriously harm our business. In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. Although we have not become involved in intellectual property litigation, we may become involved in litigation in the future to protect our intellectual property or defend allegations of infringement asserted by others. Legal proceedings could subject us to significant liability for damages or invalidate our proprietary rights. Any litigation, regardless of its outcome, would likely be time consuming and expensive to resolve and would divert management's time and attention. Any potential intellectual property litigation also could force us to take specific actions, including:

o ceasing selling our products that use the challenged intellectual property;
o obtaining from the owner of the infringed intellectual property a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or
o     redesigning those products that use infringing intellectual property.

WE FACE SUBSTANTIAL COMPETITION FROM COMPETITORS WITH SIGNIFICANTLY GREATER RESOURCES.

      The wireless personal communications industry includes equipment manufacturers that serve many of the same customers served by us. Substantially all of our competitors have significantly greater resources, including financial, technical, and marketing, and there can be no assurance that we will be able to compete successfully in the future.

      We face competition from many entities with significantly greater financial resources, well-established brand names, and larger customer bases. The numerous companies that may seek to enter our industry may expose us to severe price competition for our products and services. We expect competition to intensify in the future and expect significant competition from traditional and new telecommunications companies including, local, long distance, cable modem, Internet, digital subscriber line, microwave, mobile, and satellite data providers.


NEW GOVERNMENT REGULATION COULD HURT OUR BUSINESS.


      Our telecommunication and cable products are regulated by federal, state, and local governments. We are generally required to obtain regulatory approvals in connection with providing telephone and television services. For example, the cable and satellite television industry is regulated by Congress and the Federal Communications Commission, and various legislative and regulatory proposals under consideration from time to time may substantially affect our business. There is no guarantee that new laws or regulations will not affect our operations or that appropriate regulatory approvals will continue to be obtained.


A SYSTEM FAILURE COULD DELAY OR INTERRUPT OUR ABILITY TO PROVIDE PRODUCTS OR SERVICES AND HAVE A MATERIALLY ADVERSE EFFECT ON OUR BUSINESS.

      Our operations are dependant upon our ability to support our highly complex network infrastructure. Many of our customers are particularly dependent on an uninterrupted supply of services. Any damage or failure that causes interruptions in our operations could result in loss of these customers. Because of the nature of the services we supply and the complexity of our network, we do not believe it is not feasible to maintain backup systems, and the occurrence of a natural disaster, operational disruption or other unanticipated problem could cause interruptions in the services we provide.

      Additionally, the failure of a major supplier to provide the components and parts necessary for our products and services, or of a major customer to continue buying our goods and services, as a result of a natural disaster, operational disruption, or any other reason, could cause interruptions in the service we provide and adversely affect our business prospects, financial condition, and results of operations.

OUR STOCK PRICE HAS BEEN EXTREMELY VOLATILE.

      The market price of our common stock has experienced fluctuations that are unrelated to our operating performance and have been dramatic. The market price of our common stock has been highly volatile. We can provide no assurance that our current price will be maintained.

OUR ABILITY TO ISSUE "BLANK CHECK" PREFERRED STOCK MAY MAKE IT MORE DIFFICULT FOR A CHANGE IN OUR CONTROL.

      Our articles of incorporation authorizes the issuance of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors, without shareholder approval. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in our control and preventing shareholders from receiving a premium for their shares in connection with a change of control.

              SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus, which includes the documents we have incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates" and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements.

      Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, in the materials referred to in this prospectus, or in the materials incorporated by reference into this prospectus. No forward-looking statement is a guarantee of future performance, and you should not place undue reliance on any forward-looking statement.

                                 USE OF PROCEEDS

      The selling stockholders will receive all of the proceeds from the sale of the shares of common stock in this offering.

                              SELLING STOCKHOLDERS

      The following table sets forth information regarding beneficial ownership of our common stock by the selling stockholders. For purposes of presentation, we have assumed that the selling stockholders will sell all shares offered hereby, including the shares issuable on exercise of warrants. Assuming such sales, none of the selling stockholders will thereafter beneficially hold in excess of 1% of our common stock. The shares included in the column entitled "Number of Shares Offered" are also included in the column entitled "Number of Shares Beneficially Owned before Offering."

                                                      Number of Shares Beneficially     Number of Shares
            Stockholder Name                              Owned before Offering              Offered
------------------------------------------------------------------------------------------------------------------------------
B&B Marketing Communications, Inc.                                 80,000                    50,000 (1)
Cordaro, Anthony                                                   45,000                    10,000 (1)
DeShazo, Paul                                                   2,002,147                 2,002,147 (2)
Fowler, Robert                                                    410,455                   200,000 (1)
Fox, Charles                                                       30,000                    30,000 (3)
Hargrove Design Group                                              30,000                    20,000 (1)
Kelley, Scott                                                      10,058                    10,058 (1)
L. A. Delmonico Consulting, Inc.                                   50,000                    50,000 (4)
Land Tejas                                                        138,889                   138,889 (1)
Royall & Fleschler                                                250,000                   250,000 (1)
Science Applications International Corporation                    250,000                   250,000 (1)
Sammy Fleschler, Escrow Agent for Cashman Settlement               37,500                    37,500 (5)
Sammy Fleschler, Escrow Agent for Robinson Waters &
   O'Dorisio, P.C., Settlement                                    121,622                   121,622 (5)
Synchton Incorporated                                             150,000                    50,000 (6)
Tail Wind Fund, Ltd.                                            2,432,961                 1,500,000
Wauson & Associates                                               100,000                   100,000 (1)
Weed, Richard O.                                                  150,000                   150,000 (7)


(1) Indicates shares previously issued to our employees, consultants, and other third parties for services rendered.

(2)  Indicates shares previously issued for acquisition of DSS Securities.

(3) Indicates shares underlying options to purchase 30,000 shares at an exercise price of $0.55 per share expiring March 31, 2007.

(4) Indicates shares underlying options to purchase 50,000 shares at an exercise price of $1.04 per share expiring April 4, 2005.

(5)  Indicates shares issued in settlement of ClearWorks legal matters.

(6) Indicates shares underlying warrants to purchase: (a) 25,000 shares at an exercise price of $1.10 per share expiring March 31, 2004; (b) 25,000 shares at an exercise price of $1.35 per share expiring May 31, 2004.

(7) Indicates shares underlying warrants to purchase: (a) 50,000 shares at an exercise price of $0.87 per share expiring March 10, 2005; (b) 50,000 shares at an exercise price of $.2.32 per share expiring March 10, 2005; and (c) 50,000 shares at an exercise price of $2.96 per share expiring March 10, 2005.

      During 2001, we merged with ClearWorks.net, Inc., and as a result, ClearWorks is a wholly owned subsidiary of Eagle. Link Two Communications, Inc. is a subsidiary of ClearWorks, and as a result of the merger, is now a secondary subsidiary of Eagle. Link Two entered an agreement with The Tail Wind Fund Ltd., under which Tail Wind purchased from Link Two a 2% convertible note in the initial amount of $5,000,000 (the "First Note"), and Link Two has the ability to require Tail Wind to purchase additional convertible notes in the amount of $4,000,000 (the "Second Note") and $3,000,000 (the "Third Note"). Link Two negotiated an agreement with Tail Wind prior to the finalization of their acquisition by ClearWorks whereby Link Two may require Tail Wind to purchase the Second Note if: (a) the price of Eagle's common stock is above $5.00 per share for 20 consecutive trading days during calendar 2001, (b) Eagle has more than $10,000,000 in cash less payments for capital leases that will become due within the next two years, (c) the registration statement, of which this prospectus is a part, is effective, (d) Eagle does reflect a net loss of more than $4,000,000 during any quarter, and (e) no material adverse event has occurred. Link Two may require Tail Wind to purchase the Third Note if the price of Eagle's common stock is above $8.00 per share for 20 consecutive trading days during calendar 2001, and the conditions set forth in (b) through (e) of the preceding sentence are satisfied. In conjunction with the issuance of the First Note, Link Two issued Tail Wind a warrant, and if Link Two chooses to issue the Second and Third Notes, it will issue Tail Wind additional warrants.

      The notes discussed above are the obligation of Link Two. As a result of the merger of Eagle and ClearWorks, and Link Two becoming a subsidiary of Eagle, we have assumed the guarantee of the Link Two notes issued to Tail Wind, and we have assumed the obligation of an agreement with Tail Wind that allows them to convert the above notes into our common stock at the rate of $1.79 per share. The agreement also permits Tail Wind to convert the Link Two warrant into shares of our common stock such that upon conversion, Tail Wind would have a warrant to purchase 1,396,648 shares of our common stock at an exercise price of $1.83 per share, exercisable between August 2002 and September 2006. If Link Two requires Tail Wind to purchase the Second and Third Note, the additional warrants it issues will also be convertible into shares of our common stock. The number of shares that the additional warrants may be converted into will depend on the price of our common stock, and cannot be determined at this time. However, the exercise price of the additional warrants may not be less than $1.79 per share.

      We have assumed the obligation to pre-pay the notes at the rate of a minimum of $250,000 per month and a maximum of $500,000 per month. The pre-payment may be in cash or in shares of our common stock at the rate of 90% of the average of the two lowest market prices of our common stock for the applicable month. However, we may not issue shares of our common stock for pre-payment purposes if the total number of shares exceeds the aggregate trading volume of our common stock for the twelve trading days preceding the date of payment, in which case we must pay the difference in cash. As the number of shares to be issued for pre-payment purposes is dependent on the price and trading volume of our common stock, there is no way to determine the number of shares that may be issued at this time.

      As part of the above agreements, Tail Wind received a registration rights agreement, and a registration statement is being filed, of which this prospectus forms a part, in order to permit Tail Wind to resell to the public the shares of common stock that it may acquire upon any conversion of the First Note and exercise of the warrant associated with the First Note. We have registered for resale 1,500,000 shares of common stock to be issued upon retirement of the First Note. The 2,432,961 shares beneficially owned as set forth above represents Tail Wind's shares underlying the First Note and the accompanying warrant. If Link Two chooses to require Tail Wind to purchase the Second and Third Notes, we will file another registration statement covering the resale of the shares that may be issued on conversion of the Second and Third Notes and upon the exercise of the warrants associated with the Second and Third Notes.

In the agreement with Tail Wind assumed as a part of our merger and acquisition activities, Tail Wind was granted anti-dilution rights. If we sell common stock or securities exercisable for or convertible into shares of our common stock for less than $1.79 per share, we must reduce the conversion price of the notes and the exercise price of the warrants to the price we sold the common stock or the exercise or conversion price we issued the convertible securities. We have agreed to register for resale as a part of our merger and acquisition activities any additional shares that will be issued pursuant to these anti-dilution rights on a future registration statement, unless such additional shares are available in the current registration statement. In addition, under the terms of the agreement, without Tail Wind's approval, Link Two may not require us to issue Tail Wind shares of our common stock such that Tail Wind would ever be considered to beneficially own greater than 4.99% of our outstanding common stock. In connection with this transaction, Link Two has paid Ladenburg Thalman & Co. a fee of 5% of the purchase price of the notes.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.


      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We have agreed to indemnify The Tail Wind Fund Ltd. against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We have not agreed to indemnify any other selling shareholders against losses, claims, damages, or liabilities, including liabilities under the Securities Act.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

                           INCORPORATION BY REFERENCE

      This prospectus is part of a registration statement we filed with the SEC. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

      1. Our Annual Report on Form 10-KSB for the year ended August 31, 2001, filed November 16, 2001;

      2. Our Quarterly Report on Form 10-Q for the quarter ended November 30, 2001, filed January 15, 2002;

      3. Our Quarterly Report on Form 10-Q for the quarter ended February 28, 2002, filed April 22, 2002;

      4. Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2002, filed July 22, 2002;

      5.   Our Current Report on Form 8-K dated February 19, 2002; and

      6. The description of our common stock contained in our registration statement on Form 8-A dated February 17, 2000, including any amendments or reports filed for the purpose of updating such description.

      If you request, either in writing, or orally, a copy of any or all of the documents incorporated by reference, we will send to you the copies requested at no charge. You should direct requests for such copies to:
Attention: Corporate Secretary, 101 Courageous Drive, League City, Texas 77573-3925, (281) 538-6000.

      You should rely on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                  LEGAL MATTERS

      The validity of the issuance of the securities being offered hereby has been passed upon for us by Brewer & Pritchard, P.C. Principals of Brewer & Pritchard, P.C. own 31,157 shares of our common stock.

                                     EXPERTS

      Our consolidated financial statements as of and for the year ended August 31, 2001 appearing in our annual report on Form 10-KSB for the year ended August 31, 2001, have been audited by McManus & Co., P.C., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements are incorporated herein by reference in reliance upon the report of McManus & Co., P.C. pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.

                                     PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


      The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

            SEC Registration Fee..........    $    238
            Legal Fees and Expenses.......    $  5,000
            Accounting Fees and Expenses..    $  1,000
            Miscellaneous.................    $  1,000
                                              --------

            TOTAL.........................    $  7,238
                                              ========


      The amounts set forth above, except for the SEC registration fee, is in each case estimated.

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation provide that: "No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute."

      Our Articles further provide that: "The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act." The Texas Business Corporation Act generally provides that a director may not be indemnified in respect of a proceeding (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or (2) in which the person is found liable to the corporation.

      Section 10.2 of our Bylaws provide that "The Company shall indemnify every Indemnitee [which includes officers and directors] against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 10.1, if it is determined in accordance with
Section 10.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Company's best interests and, in all other cases, that his conduct was at least not opposed to the Company's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Except as provided in the immediately preceding proviso to the first sentence of this Section 10.2, no indemnification shall be made under this Section 10.2 in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's Official Capacity, or
(y) found liable to the Company. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this
Section 10.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven." Section 10.4 referred to above provides that: "Any indemnification under Section 10.2 (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all Directors (in which designated Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 10.4 or, if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 10.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated."

ITEM 16.          EXHIBITS.

The following is a list of exhibits filed as part of this registration statement:

    EXHIBIT NO.     IDENTIFICATION OF EXHIBIT

    Exhibit 4.1 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Form SB-2 file no. 333-20011)

    Exhibit 5       Consent of Brewer & Pritchard, P.C.

    Exhibit 23.1    Consent of Brewer & Pritchard, P.C. (included in Exhibit 5)

    Exhibit 23.2    Consent of McManus & Co., P.C.

    Exhibit 24.1    Powers of Attorney (previously filed)


ITEM 17.          UNDERTAKINGS.


The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, That paragraphs 1(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on August 30, 2002.

                                    Eagle Broadband, Inc.


                                    By: /s/ H. DEAN CUBLEY
                                        --------------------------------
                                    Dr. H. Dean Cubley,
                                    Chief Executive Officer and Chairman of
                                    the Board


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                          TITLE                               DATE
---------                          -----                               ----

/s/ H. DEAN CUBLEY                 Chairman of the Board and           August 30, 2002
----------------------------       Chief Executive Officer
H. Dean Cubley


/s/ RICHARD R. ROYALL              Chief Financial Officer,            August 30, 2002
----------------------------       Principal Accounting Officer,
Richard R. Royall                  and Principal Financial Officer


             *                     Director                            August 30, 2002
----------------------------
Christopher W. Futer


             *                     Director                            August 30, 2002
----------------------------
A.L. Clifford


             *                     Director                            August 30, 2002
----------------------------
Glenn A. Goerke


             *                     Director, President, and            August 30, 2002
----------------------------       Chief Operating Officer
Manny Carter


* By: /s/ H. Dean Cubley
      ----------------------
      H. Dean Cubley, Attorney-in-fact


                                   EXHIBIT INDEX

   EXHIBIT NO.      IDENTIFICATION OF EXHIBIT

   Exhibit 4.1 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Form SB-2 file no. 333-20011)

   Exhibit 5        Consent of Brewer & Pritchard, P.C.

   Exhibit 23.1     Consent of Brewer & Pritchard, P.C. (included in Exhibit 5)
   Exhibit 23.2     Consent of McManus & Co., P.C.

   Exhibit 24.1     Powers of Attorney (previously filed)